UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

Anadarko Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2014, Anadarko Petroleum Corporation (“Anadarko”) entered into a credit agreement (the “Five-Year Credit Agreement”) among Anadarko, as borrower, JPMorgan Chase Bank, N.A., as the administrative agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and the additional lenders party thereto, providing for a five-year senior unsecured revolving credit facility (the “Five-Year Credit Facility”). The aggregate initial commitments of the lenders under the Five-Year Credit Facility are $3.0 billion. The Five-Year Credit Facility contains an uncommitted accordion feature under which the aggregate commitments thereunder can be increased to up to $4.0 billion under certain circumstances.

Also on June 17, 2014, Anadarko entered into a 364-Day revolving credit agreement (the “364-Day Credit Agreement”, and together with the Five-Year Credit Agreement, the “Credit Agreements”) among Anadarko, as borrower, JPMorgan Chase Bank, N.A., as the administrative agent, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as co-documentation agents, and the additional lenders party thereto, providing for a 364-Day senior unsecured revolving credit facility (the “364-Day Credit Facility”, and together with the Five-Year Credit Facility, the “Credit Facilities”). The aggregate commitments of the lenders under the 364-Day Credit Facility are $2.0 billion.

The availability of borrowings under the 364-Day Credit Facility and of borrowings and letters of credit under the Five-Year Credit Facility is subject to the satisfaction of certain customary conditions precedent and the following:

•	The administrative agent shall have received evidence reasonably satisfactory to it that all amounts owing under Anadarko’s $5.0 billion five-year senior secured revolving credit facility have been repaid in full, all commitments thereunder have been terminated or cancelled and all liens associated therewith have been released or terminated, subject only to the filing of applicable terminations, releases or assignments;

•	the U.S. District Court for the Southern District of New York shall have (i) entered an order approving the Settlement Agreement, dated April 3, 2014, as amended, modified, supplemented or restated from time to time, by and among the Litigation Trust, the United States (on behalf of certain governmental agencies), and Anadarko, Kerr-McGee Corporation and certain of its subsidiaries (the “Tronox Settlement Agreement”); and (ii) issued an injunction barring certain third party claims; and

•	Anadarko shall have paid the Settlement Proceeds (as defined in the Tronox Settlement Agreement) when due pursuant to the terms of the Tronox Settlement Agreement.

Such conditions precedent must be satisfied or waived by the requisite lenders under each Credit Facility by December 1, 2014, or the commitments under such Credit Facility will terminate. If such conditions are not satisfied or waived prior to October 15, 2014, ticking fees will accrue on the aggregate commitments under each Credit Facility from such date until the availability date thereof or the date of termination of the commitments thereunder. These ticking fees will vary depending on Anadarko’s credit ratings.

The Five-Year Credit Facility will mature on the fifth anniversary of the availability date thereunder, while the 364-Day Credit Facility will mature on the 364th day after the availability date thereunder.

Borrowings under the Credit Facilities generally will bear interest under one of two rate options, at Anadarko’s election, at either LIBOR (or EURIBOR in the case of borrowings under the Five-Year Credit Facility denominated in Euro) or an alternate base rate, in each case plus an applicable margin. This applicable margin will vary depending on Anadarko’s credit ratings.

Following the availability date of each Credit Facility, Anadarko will be required to pay a facility fee on the aggregate commitments under each Credit Facility regardless of use, at the rate described above with respect to ticking fees.

The Five-Year Credit Facility contains a sublimit of $750 million for the issuance of letters of credit, $600 million of which has been committed to by the initial issuing lenders thereunder, and a $1.0 billion sublimit for borrowings denominated in Euro, Pounds Sterling or Yen.

The proceeds from the Credit Facilities may be used by Anadarko and its subsidiaries (other than Western Gas Equity Partners, LP, Western Gas Partners, LP and their respective subsidiaries) for general corporate purposes.

The Credit Agreements provide for certain affirmative and negative covenants, including a financial covenant requiring maintenance of a consolidated indebtedness to total capitalization ratio of no greater than 65%, limitations on certain secured indebtedness, limitations on sale and leaseback transactions and limitations on mergers and other fundamental changes. In addition, each Credit Agreement contains customary representations, warranties and events of default. Upon the occurrence of an event of default, the requisite lenders may terminate the commitments under the applicable Credit Facility and require immediate repayment of all borrowings outstanding thereunder and, in the case of the Five-Year Credit Facility, the cash collateralization of all letters of credit outstanding thereunder. Such termination and acceleration will occur automatically in the event of certain bankruptcy events. Anadarko will not be subject to the covenants and events of default contained in each Credit Agreement until the availability date of the Credit Facility governed by such Credit Agreement.

The foregoing descriptions of the Five-Year Credit Agreement and the 364-Day Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the Five-Year Credit Agreement and the 364-Day Credit Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Affiliates of certain of the lenders under the Credit Facilities have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to Anadarko and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Credit Agreement, dated as of June 17, 2014, among Anadarko Petroleum Corporation, as Borrower, JPMorgan Chase Bank, N.A. , as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, and the additional lenders party thereto.

10.2	364-Day Revolving Credit Agreement, dated as of June 17, 2014, among Anadarko Petroleum Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, and the additional lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)

June 23, 2014	By:	/s/ Robert K. Reeves
Robert K. Reeves
Executive Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 17, 2014, among Anadarko Petroleum Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, and the additional lenders party thereto.

10.2	364-Day Revolving Credit Agreement, dated as of June 17, 2014, among Anadarko Petroleum Corporation, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo Bank, National Association, as Syndication Agent, Bank of America, N.A., Citibank, N.A., The Royal Bank of Scotland plc, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, and the additional lenders party thereto.